EXHIBIT 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

By

WENDY’S INTERNATIONAL, INC.,

as Borrower

and

THE GUARANTORS PARTY HERETO

and

BANK OF AMERICA, N.A.,
as Administrative Agent

______________________

Dated as of May 15, 2012

amended and restated as of May 16, 2013

TABLE OF CONTENTS
Page

PREAMBLE	1
RECITALS	1
AGREEMENT	2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	10
SECTION 1.3.	Resolution of Drafting Ambiguities	10
SECTION 1.4.	Perfection Certificate	10
SECTION 1.5.	Amendment and Restatement	10

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Grant of Security Interest	10
SECTION 2.2.	Filings	12

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	19

i

Page

SECTION 4.2.	Validity of Security Interest	19
SECTION 4.3.	Defense of Claims; Transferability of Pledged Collateral	19
SECTION 4.4.	Other Financing Statements	19
SECTION 4.5.	[Reserved]	20
SECTION 4.6.	Due Authorization and Issuance	20
SECTION 4.7.	Consents, etc	20
SECTION 4.8.	Pledged Collateral	20
SECTION 4.9.	Insurance	20

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.	Pledge of Additional Securities Collateral	21
SECTION 5.2.	Voting Rights; Distributions; etc	21
SECTION 5.3.	Defaults, etc	22
SECTION 5.4.	Certain Agreements of Pledgors As Issuers and Holders of Equity Interests	22

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.	Grant of Intellectual Property License	23
SECTION 6.2.	Protection of Administrative Agent’s Security	23
SECTION 6.3.	After-Acquired Property	24
SECTION 6.4.	Litigation	24

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.	Maintenance of Records	25
SECTION 7.2.	Legend	25
SECTION 7.3.	Modification of Terms, etc	25
SECTION 7.4.	Collection	25

ARTICLE VIII

TRANSFERS

SECTION 8.1.	Transfers of Pledged Collateral	26

Page
ARTICLE IX

REMEDIES

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1.	Application of Proceeds	30

ARTICLE XI

MISCELLANEOUS

SIGNATURES	S-1

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Control Agreement Concerning Securities Accounts
EXHIBIT 3	Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement

SCHEDULE 1	Intercompany Notes
SCHEDULE 4.2	Exclusions to Perfection

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT dated as of May 15, 2012, and amended and restated as of May 16, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by WENDY’S INTERNATIONAL, INC., an Ohio corporation (the “Borrower”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”).

This Agreement is an amendment and restatement of the Security Agreement, dated as of May 15, 2012, among the Borrower, the other Pledgors party thereto, and Bank of America, N.A., as administrative agent (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”), and this Agreement is not a novation or discharge of the grant of security interest and obligations of the Pledgors thereunder.

R E C I T A L S :

A.           The Borrower, the Administrative Agent and the lending institutions listed therein have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of May 15, 2012 and amended and restated as of May 16, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement).

B.           Each Guarantor has, pursuant to the Guaranty, unconditionally guaranteed the Secured Obligations.

C.           The Borrower and each Guarantor will receive substantial benefits from the execution, delivery and performance of the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.

D.           This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

E.           It is a condition to (i) the obligations of the Lenders to make the Loans under the Credit Agreement, (ii) the obligations of the L/C Issuer to issue Letters of Credit and (iii) the performance of the obligations of the Secured Parties under Secured Hedge Agreements and Secured Cash Management Agreements that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

 AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.          Definitions.

(a)           Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b)           Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(c)           The following terms shall have the following meanings:

“2014 Indenture” means that certain Indenture, dated as of November 13, 2001, entered into by Wendy’s International, Inc. in connection with the issuance of the 2014 Notes, together with all instruments and other agreements entered into by Wendy’s International, Inc. in connection therewith.

 “2014 Notes” means the 6.20% Senior Notes due 2014, issued under the 2014 Indenture.

 “2025 Debentures” means the 7.00% Debentures due 2025, issued under the 2025 Indenture.

“2025 Indenture” means that certain Indenture, dated as of December 14, 1995, entered into by Wendy’s International, Inc. in connection with the issuance of the 2025 Debentures, together with all instruments and other agreements entered into by Wendy’s International, Inc. in connection therewith.

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreement and the Securities Account Control Agreement.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Deposit Account Control Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto or such other form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include the LC Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Accounts” shall mean

(a)           any Deposit Accounts and Securities Accounts with an average daily balance throughout a month of less than $5,000,000 individually and less than $50,000,000 for all such accounts in the aggregate;

(b)           accounts used solely for payroll, employee benefits (including any flexible spending accounts) or withholding tax;

(c)           any Deposit Account or Securities Account established by one or more Pledgors for the sole purpose of depositing funds (or Cash Equivalents) or securities in connection with the redemption, refinancing, defeasance or discharge of the 2014 Notes, the 2016 Notes or the 2025 Debentures in accordance with the Credit Agreement;

(d)           any Deposit Accounts and Securities Accounts that solely contain property not beneficially owned by any Pledgor, including any escrow accounts;

(e)           accounts that have zero balance at the end of a day;

(f)           restaurant deposit, credit card and gift card operating accounts that are swept daily, either directly or indirectly, into Deposit Accounts or Securities Accounts that are subject to a Control Agreement; and

(g)           reserve accounts which are required to be imposed in the ordinary course of business by any credit/debit card processors; provided that the taking of such reserves and the amount of such reserves are, in each case, in accordance with the terms of the applicable credit card payment processing agreement entered into in the ordinary course of business.

(h)           any accounts upon which liens are granted pursuant to Section 7.01 (kk) of the Credit Agreement.

“Excluded Property” shall mean

(a)           any permit or license issued by a Governmental Authority to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as (i) the terms of such permit, license or agreement or any Requirement of Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Administrative Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity) or (ii) the grant of a security interest under the Loan Documents (A) would invalidate the underlying rights of such Pledgor in such permit, license or agreement, (B) would give any other party to such permit, license or agreement the right to terminate its obligations thereunder or (C) is not permitted without consent of a third party that is not a Pledgor;

(b)           assets owned by any Pledgor on the Original Closing Date or hereafter acquired and any proceeds thereof that are subject to a Lien securing a purchase money obligation or Capitalized Lease obligation permitted to be incurred pursuant to the provisions of the Credit Agreement to the extent and for so long as (i) the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease obligation) prohibits the creation of any other Lien on such assets and proceeds or (ii) the grant of a security interest under the Loan Documents (A) would invalidate the underlying rights of such Pledgor in such assets, (B) would give any other party to such contract or agreement the right to terminate its obligations thereunder or (C) is not permitted without consent of a third party (other than a Pledgor);

(c)           (i) any real property held by a Pledgor as a lessee under a lease, (ii) any Equity Interests acquired after the Original Closing Date in accordance with the Credit Agreement if, and to the extent that, and for so long as the grant of such security interest under the Loan Documents would violate applicable law or any Contractual Obligation binding on such Equity Interests at the time of such acquisition (including any Organization Document) or would require the consent of a Governmental Authority, (iii) any property or asset held by any Pledgor if, and to the extent that, and for so long as, the creation by such Pledgor of a security interest therein (A) is prohibited pursuant to the terms of any Requirement of Law applicable thereto, (B) requires the consent of a Governmental Authority or (C) in the case of property or assets acquired after the Original Closing Date (either through direct purchase or through the acquisition of the Equity Interests of the Person that owns such property or asset) is prohibited by a Contractual Obligation binding on such property or asset at the time of the acquisition and not entered in connection with such acquisition and (iv) Equity Interest or asset with respect to which, in the reasonable opinion of the Administrative Agent in writing, the cost of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby;

(d)           any Equity Interest in the entities set forth in Schedule 6.12(c) (in excess of any percentage that such Schedule indicates will be pledged) to the Credit Agreement;

(e)           any intercompany notes set forth in Schedule 1 to this Agreement.

(f)           any Equity Interests of an Excluded CFC Holdco or a controlled foreign corporation (“CFC”) (as defined in Section 957(a) of the Internal Revenue Code of  1986, as amended from time to time), or any subsidiary of a CFC; provided that this clause (e) shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier CFC or Excluded CFC Holdco representing 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (e);

(g)           any intent-to-use trademark application to the extent and for so long as creation by a Pledgor of a security interest therein would result in the loss by such Pledgor of any material rights therein;

(h)           any Excluded Account; and

(i)           any collateral upon which liens are granted pursuant to Section 7.01 (kk) of the Credit Agreement.

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b), (c), (d), (e), (f), (g) or (h)  (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a), (b), (c), (d), (e), (f), (g) or (h)).

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Indenture Threshold Amount” has the meaning specified in Section 2.1.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 10 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor, to the extent representing Indebtedness owed to such Pledgor, and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement or Securities Account, excluding, however, the Securities Collateral.

“LC Account” shall mean any account established and maintained in accordance with the provisions of Section 2.15 of the Credit Agreement and all property from time to time on deposit in such LC Account.

“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of the Pledged Collateral or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of any Pledgor.

 “Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, in each case other than Excluded Property, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedules 9(a) and 9(b) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organization Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organization Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Restricted Property” has the meaning specified in Section 2.1.

“Securities Account Control Agreement” shall mean an agreement substantially in the form of Exhibit 2 hereto or such other form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Securities Account.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Senior Note Indentures” means the 2014 Indenture and the 2025 Indenture.

“Senior Notes” means the 2014 Notes and the 2025 Debentures.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2.           Interpretation.  The rules of interpretation specified in the Credit Agreement (including Section 1.02 thereof) shall be applicable to this Agreement.

SECTION 1.3.          Resolution of Drafting Ambiguities.  Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Administrative Agent) shall not be employed in the interpretation hereof.

SECTION 1.4.          Perfection Certificate.  The Administrative Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

SECTION 1.5.          Amendment and Restatement.  This Agreement amends and restates the Existing Security Agreement.  The Secured Obligations of the Pledgors under the Existing Security Agreement and the grant of security interest in the Pledged Collateral by the Pledgors under the Existing Security Agreement shall continue under this Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement.  All references to the Existing Security Agreement in any Loan Document (other than this Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.  It is understood and agreed that the Existing Security Agreement is being amended and restated by entry into this Agreement on the date hereof.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.          Grant of Security Interest.  As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)       all Accounts;

(ii)      all Equipment, Goods, Inventory and Fixtures;

(iii)     all Documents, Instruments and Chattel Paper;

(iv)      all Letters of Credit and Letter-of-Credit Rights;

(v)       all Securities Collateral;

(vi)      all Investment Property;

(vii)     all Intellectual Property Collateral;

(viii)    the Commercial Tort Claims described on Schedule 12 to the Perfection Certificate;

(ix)      all General Intangibles;

(x)       all Money and all Deposit Accounts;

(xi)      all Supporting Obligations;

(xii)     all books and records relating to the Pledged Collateral; and

(xiii)    to the extent not covered by clauses (i) through (xii) of this sentence, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property and the Pledgors shall from time to time at the request of the Administrative Agent give written notice to the Administrative Agent identifying in reasonable detail any material Excluded Property.

Notwithstanding any of the other provisions set forth in this Article II or anything else contained in this Agreement or any other Loan Document, the aggregate amount of all Secured Obligations secured under the Collateral Documents by Principal Property (as defined in each Senior Note Indenture) or any shares of capital stock or evidences of Indebtedness (as defined in each Senior Note Indenture) issued by any Domestic Subsidiary (as defined in each Senior Note Indenture) and owned by Wendy’s International, Inc. or any Domestic Subsidiary (as defined in each Senior Note Indenture) (collectively, the “Restricted Property”) shall not, at any time, exceed the aggregate amount (such amount, the “Indenture Threshold Amount”) of Indebtedness (as defined in each Senior Note Indenture) that may be secured by Restricted Property under each Senior Note Indenture, determined in accordance with the terms of each Senior Note Indenture, without requiring holders of the applicable Senior Notes to be equally and ratably secured in accordance with the terms of such Senior Note Indenture.  It is understood and acknowledged by the parties hereto (including, by its acceptance of the benefit of this Agreement, each Secured Party) that (v) as of the Original Closing Date, the total amount of Secured Obligations is in excess of the Indenture Threshold Amount as of the Original Closing Date, (w) from time to time after the Original Closing Date, the total amount of the Secured Obligations may be in excess of the Indenture Threshold Amount then in effect, (x) as of the Original Closing Date, the Secured Obligations in excess of the Indenture Threshold Amount are not secured by any Restricted Property hereunder or under any other Collateral Document, (y) at any time after the Original Closing Date, any Secured Obligations in excess of the Indenture Threshold Amount in effect at such time shall not be secured by any Restricted Property hereunder or under any other Collateral Document and (z) in no event shall any Lien (as defined in each Senior Note Indenture) on any Restricted Property in favor of any Secured Party created hereunder or under any other Collateral Document at any time secure any Secured Obligations in excess of the Indenture Threshold Amount then in effect.  For the avoidance of doubt, the calculation of the Indenture Threshold Amount at any date of determination shall take into account all outstanding Attributable Value (as defined in each Senior Note Indenture) of all Sale and Lease-Back Transactions (as defined in each Senior Note Indenture) permitted pursuant to the last paragraph of Section 1009 of each Senior Note Indenture as of such date and all Indebtedness (as defined in each Senior Note Indenture) of Wendy’s International, Inc. and its Domestic Subsidiaries (as defined in each Senior Note Indenture) secured by Liens (as defined in each Senior Note Indenture) permitted pursuant to the last paragraph of Section 1008 of each Senior Note Indenture as of such date.

SECTION 2.2.          Filings.

(a)           Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates.  Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.

(b)           Each Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the Original Closing Date.

(c)           Each Pledgor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Administrative Agent, as secured party.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.          Delivery of Certificated Securities Collateral.  Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the Original Closing Date, subject to Section 3.4(a), have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein (subject only to Permitted Liens).  Each Pledgor hereby agrees that all certificates or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the Original Closing Date shall, subject to Section 3.4(a), promptly (but in any event within thirty (30) days after receipt thereof by such Pledgor or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) be delivered to and held by or on behalf of the Administrative Agent pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.  The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2.          Perfection of Uncertificated Securities Collateral.  Each Pledgor represents and warrants that the Administrative Agent has a perfected first priority security interest (subject only to Permitted Liens) in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the Original Closing Date.  Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) if necessary to perfect a security interest in such Pledged Securities, cause the issuer to execute and deliver to the Administrative Agent (unless such requirement is waived by the Administrative Agent in its sole discretion) an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Administrative Agent, (ii) if necessary to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Administrative Agent, (A) execute customary pledge forms or other documents necessary to give the Administrative Agent the right to transfer such Pledged Securities in the pursuit of remedies under the terms hereof, (B) cause the Organization Documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (C) cause such Pledged Securities to become certificated and delivered to the Administrative Agent in accordance with the provisions of Section 3.1.

SECTION 3.3.           Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Pledgor represents and warrants that all filings necessary to perfect the security interest (to the extent such security interests can be perfected by filing) granted by it to the Administrative Agent in respect of the Pledged Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed in a form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate.  Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject only to Permitted Liens and file all UCC-3 continuations statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 3.4.          Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a)           Instruments and Tangible Chattel Paper.  As of the Original Closing Date, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument (other than a check to be deposited) or Tangible Chattel Paper other than (i) any Intercompany Notes representing amounts in the aggregate for all Pledgors of less than or equal to $2,500,000 and (ii) such Instruments and Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate.  Each Instrument and each item of Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate, has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank.  If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper and such amount, together with all amounts payable evidenced by any Instrument (other than a check to be deposited) or Tangible Chattel Paper not previously delivered to the Administrative Agent exceeds $25,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty (30) days after receipt thereof or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

(b)           Deposit Accounts.  As of the Original Closing Date, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 13 to the Perfection Certificate to the extent required to be so listed pursuant to the Perfection Certificate.  The Administrative Agent, upon execution of a Deposit Account Control Agreement by such Pledgor, the applicable Bank and the Administrative Agent (but in any event within ninety (90) days after the Original Closing Date or such longer period as may be agreed to in writing by the Administrative Agent in its reasonable discretion, subject to waiver by the Administrative Agent in its sole discretion), will have a perfected first priority security interest (subject only to Permitted Liens) in each such Deposit Account, which security interest is perfected by Control.  No Pledgor shall hereafter establish and maintain any Deposit Account (other than an Excluded Account) unless such Pledgor shall have duly executed and delivered to the Administrative Agent (within thirty (30) days after the date of establishment thereof, or after the date on which such Deposit Account ceases to be an Excluded Account, as the case may be, or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion, subject to waiver by the Administrative Agent in its sole discretion) a Deposit Account Control Agreement with respect to such Deposit Account or the Administrative Agent agrees in writing in its sole discretion that such Deposit Account Control Agreement shall not be required.  The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not (i) give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account or (ii) deliver a “notice of sole control” with respect to any Deposit Account unless, in each case, an Event of Default has occurred and is continuing.  Each Pledgor agrees that once the Administrative Agent, after the occurrence and during the continuation of an Event of Default, sends an instruction or notice to a Bank (with a copy to the applicable Pledgor) exercising its Control over any Deposit Account, such Pledgor shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account, and the Administrative Agent agrees that promptly after such Event of Default shall have ceased to exist in accordance with the terms of the Credit Agreement, the Administrative Agent shall, upon written notice from Pledgor requesting the same, deliver written notice to the Bank rescinding the applicable instruction or notice, at which point the Pledgor’s right to give any instructions or orders with respect to such Deposit Account shall be reinstated.  Other than with respect to Excluded Accounts, no Pledgor shall grant Control of any Deposit Account to any person other than the Administrative Agent, who shall also act on behalf of holders of Permitted Additional First Lien Debt.   The provisions of this Section 3.4(b) shall not apply to any Excluded Accounts.

(c)           Securities Accounts.  (i)  As of the Original Closing Date, no Pledgor has any Securities Accounts other than those listed in Schedule 13 to the Perfection Certificate.  The Administrative Agent, upon execution of a Securities Account Control Agreement by such Pledgor, the applicable Securities Intermediary and the Administrative Agent (but in any event within ninety (90) days after the Original Closing Date or such longer period as may be agreed to in writing by the Administrative Agent in its reasonable discretion) will have a first priority security interest (subject only to Permitted Liens) in each such Securities Account, which security interest is perfected by Control.  No Pledgor shall hereafter establish and maintain any Securities Account (other than an Excluded Account) with any Securities Intermediary unless such Securities Intermediary and such Pledgor shall have duly executed and delivered (within thirty (30) days after the date of establishment thereof, or after the date on which such Securities Account ceases to be an Excluded Account, as the case may be, or such longer period as may be agreed to in writing by the Administrative Agent in its sole discretion) a Securities Account Control Agreement with respect to such Securities Account or the Administrative Agent agrees in writing in its sole discretion that such Securities Account Control Agreement shall not be required.  Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Administrative Agent and within five (5) Business Days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Administrative Agent’s Control.  The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not (i) give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities or Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor or (ii) deliver a “notice of sole control” with respect to any Securities Account, unless, in each case, an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur.  Each Pledgor agrees that once the Administrative Agent, after the occurrence and during the continuation of an Event of Default, sends an instruction or notice to a Securities Intermediary (with a copy to the applicable Pledgor) exercising its Control over any Securities Account such Pledgor shall not give any instructions or orders with respect to such Securities Account including, without limitation, instructions for investment, distribution or transfer of any Investment Property or financial asset maintained in such Securities Account, and the Administrative Agent agrees that promptly after such Event of Default shall have ceased to exist in accordance with the terms of the Credit Agreement, the Administrative Agent shall deliver, upon written notice from Pledgor requesting the same, written notice to the Securities Intermediary rescinding the applicable instruction or notice, at which point the Pledgor’s right to give any instructions or orders with respect to such Securities Account shall be reinstated.  No Pledgor shall grant Control over any Investment Property to any person other than the Administrative Agent, who shall also act on behalf of holders of Permitted Additional First Lien Debt.  The provisions of this Section 3.4(c) shall not apply to any Excluded Accounts.

(ii)           As between the Administrative Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, any Pledgor or any other person.

(d)           Electronic Chattel Paper and Transferable Records.  As of the Original Closing Date, no amount under or in connection with any of the Pledged Collateral in the aggregate for all Pledgors in excess of $2,500,000 is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 10 to the Perfection Certificate.  If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such juris-

diction, of such transferable record.  The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Administrative Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $25,000,000 in the aggregate for all Pledgors.  The Administrative Agent agrees with such Pledgor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e)           Letter-of-Credit Rights.  If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, such Pledgor shall promptly notify the Administrative Agent thereof and such Pledgor shall, at the request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letter of Credit, with the Administrative Agent agreeing, in each case, that, during the continuance of an Event of Default, the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.  The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $25,000,000 in the aggregate for all Pledgors.

(f)           Commercial Tort Claims.   As of the Original Closing Date, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims individually or in the aggregate in excess of $5,000,000 other than those listed in Schedule 12 to the Perfection Certificate.  If any Pledgor shall at any time after the Original Closing Date hold or acquire a Commercial Tort Claim, such Pledgor shall promptly and in any event within thirty (30) days notify the Administrative Agent in writing signed by such Pledgor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.  The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Administrative Agent does not have a security interest, does not exceed $25,000,000 in the aggregate for all Pledgors.

SECTION 3.5.           Joinder of Additional Guarantors.  The Pledgors shall cause each Subsidiary of the Borrower which, from time to time, after the Original Closing Date shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 6.12 of the Credit Agreement, to execute and deliver to the Administrative Agent (i) a Joinder Agreement substantially in the form attached as Exhibit A to the Guaranty and (ii) a Perfection Certificate with respect to such Subsidiary, in each case, within ninety (90) days (or such later date as may be agreed by the Administrative Agent in writing in its sole discretion) of the date on which it was acquired or created and, in each case, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein.  The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6.          Supplements; Further Assurances.

Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Pledged Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Administrative Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral.  Without limiting the generality of the foregoing, during the continuance of an Event of Default, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Pledged Collateral as the Administrative Agent shall reasonably request.  If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral.  All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1.          Title.  Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns or has rights in (or has a license to, in the case of Intellectual Property) and, as to Pledged Collateral acquired by it from time to time after the Original Closing Date, will own or have rights in (or will have a license to, in the case of Intellectual Property) each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others.  In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by Section 7.01 of the Credit Agreement.

SECTION 4.2.          Validity of Security Interest.  The security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made) and to Schedule 4.2 hereof, a perfected security interest in all the Pledged Collateral, except as otherwise permitted in this Agreement and subject to the deliveries contemplated pursuant to Section 3.1 and Section 3.4 and the filings contemplated pursuant to Section 3.3.  The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will, except as otherwise provided in this Agreement, at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens.

SECTION 4.3.          Defense of Claims; Transferability of Pledged Collateral.  Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Permitted Liens.  Except as permitted by the Credit Agreement (including incurring Permitted Liens), there is no order, judgment or decree to which any Pledgor is bound, and, except for legitimate business reasons, no Pledgor shall enter into any agreement or take any other action, that would, in each case, restrict the transferability of any material portion of the Pledged Collateral or otherwise impair or conflict in any material respect with such Pledgor’s obligations or the rights of the Administrative Agent hereunder.

SECTION 4.4.          Other Financing Statements.  It has not filed, nor authorized any third party to file, any valid and effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate.  No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

SECTION 4.5.          [Reserved].

SECTION 4.6.          Due Authorization and Issuance.  All of the Pledged Securities existing on the Original Closing Date have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable.  There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.7.          Consents, etc.  In the event that the Administrative Agent desires to exercise during the continuance of any Event of Default any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, such Pledgor agrees to use commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8.          Pledged Collateral.  All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto most recently delivered to the Administrative Agent, as supplemented from time to time through the date as of which this representation is made or deemed made, by or on behalf of any Pledgor, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects.

SECTION 4.9.          Insurance.  In the event that the proceeds of any insurance claim are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Administrative Agent and promptly after receipt thereof shall be paid to the Administrative Agent for application in accordance with the Credit Agreement.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.          Pledge of Additional Securities Collateral.  Each Pledgor shall, upon obtaining after the Original Closing Date any Pledged Securities that are certificated “securities” for purposes of the UCC or Intercompany Notes, accept the same in trust for the benefit of the Administrative Agent and, subject to Section 3.4(a), promptly (but in any event within ninety (90) days after receipt thereof, or such later date as may be agreed in writing by the Administrative Agent in its sole discretion) deliver to the Administrative Agent, and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes.  Each Pledgor hereby agrees that all Pledged Securities or Intercompany Notes shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2.          Voting Rights; Distributions; etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)       Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms hereof, the Credit Agreement or any other document evidencing the Secured Obligations.

(ii)       Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated securities shall, unless otherwise expressly provided herein, be promptly (and in any event within thirty (30) days) delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within thirty (30) days after receipt thereof) delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)           So long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c)           Upon the occurrence and during the continuance of any Event of Default:

(i)       All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)       All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d)           Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may reasonably request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e)           All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall promptly be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.          Defaults, etc.  Each Pledgor represents and warrants that (i) such Pledgor is not in violation of any provisions of any agreement to which such Pledgor is a party relating to Pledged Securities pledged by it, or otherwise in default or violation thereunder which could reasonably be expected to have a Material Adverse Effect, (ii) as of the Original Closing Date, no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and (iii) as of the Original Closing Date, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates representing such Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4.          Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

(a)           In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)           In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organization Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be, solely in connection with any exercise of remedies hereunder.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.          Grant of Intellectual Property License.  For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Administrative Agent, to the extent of such Pledgor’s rights to grant the same, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located.  With respect to Trademarks, such license shall be subject to the requirement that the quality of goods and services offered under the Trademarks be substantially consistent with the quality of the goods and services offered thereunder by such Pledgor  prior to the Administrative Agent’s exercise of rights and remedies.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

SECTION 6.2.          Protection of Administrative Agent’s Security.  On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) maintain all Material Intellectual Property Collateral as presently used and operated, not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in each case except as shall be consistent with such Pledgor’s commercially reasonable business judgment, (ii) upon such Pledgor obtaining knowledge thereof, promptly notify the Administrative Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Administrative Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (iii) not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the Intellectual Property Licenses in a manner that materially and adversely affects the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Administrative Agent, (iv) keep adequate records respecting all Intellectual Property Collateral consistent with such Pledgor’s practices in the ordinary course of business and (v) furnish to the Administrative Agent from time to time upon the Administrative Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the In-

tellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Administrative Agent may from time to time reasonably request.

SECTION 6.3.          After-Acquired Property.  If any Pledgor shall at any time after the Original Closing Date (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to the definition of Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.  Each Pledgor shall promptly (and in any event within ninety (90) days or such longer period as may be agreed to by the Administrative Agent in writing in its sole discretion) provide to the Administrative Agent written notice of its acquisition of any registered or applied-for Copyright, Patent or Trademark (other than URLs and domain names) and shall confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably acceptable to the Administrative Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Administrative Agent’s security interest in such Intellectual Property Collateral.  Further, each Pledgor authorizes the Administrative Agent to modify this Agreement by amending Schedules 11(a) and 11(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the Original Closing Date.

SECTION 6.4.          Litigation.  Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Administrative Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, each Pledgor shall, at the reasonable request of the Administrative Agent, do any and all lawful acts and execute any and all documents requested by the Administrative Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Administrative Agent for all costs and expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6.4 in accordance with Section 10.04 of the Credit Agreement.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.          Maintenance of Records.  Each Pledgor shall keep and maintain at its own cost and expense complete records of the Receivables, in a manner consistent with its current business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.  Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Administrative Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor).

SECTION 7.2.          Legend.  Each Pledgor shall legend, upon the occurrence and during the continuance of an Event of Default and at the request of the Administrative Agent and in form and manner satisfactory to the Administrative Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

SECTION 7.3.          Modification of Terms, etc.  Except as permitted by the Credit Agreement, no Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof in any manner that would adversely affect the value as Pledged Collateral or make any adjustment with respect thereto except in the ordinary course of business, or extend or renew any such obligations except in the ordinary course of business or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

SECTION 7.4.          Collection.  Each Pledgor shall use commercially reasonable efforts to cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with current business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with current business practice, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise or for any other reason as determined by such Pledgor in its reasonable business judgment and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time.  The costs and expenses (including reasonable attorneys’ fees) of collection, in any case, incurred by the Administrative Agent during the continuance of an Event of Default, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1.          Transfers of Pledged Collateral.  No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except to the extent not prohibited by the Credit Agreement.

ARTICLE IX

REMEDIES

SECTION 9.1.          Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)       Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof after notice, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)       Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than three (3) Business Days after receipt thereof) pay such amounts to the Administrative Agent;

(iii)                  Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)      Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall, at its own expense,  promptly cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent.  Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)       Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

(vi)      Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

(vii)     Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii)    Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable.  The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 9.2.          Notice of Sale.  Each Pledgor acknowledges and agrees that ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.  No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3.          Waiver of Notice and Claims.  Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law:  (i) all damages occasioned by such taking of possession except to the extent caused by gross negligence or willful misconduct of the Administrative Agent or any agent acting on its behalf, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Administrative Agent.

SECTION 9.4.          Certain Sales of Pledged Collateral.

(a)           Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority.  Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

(b)           Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Se-

curities Collateral or Investment  Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c)           If the Administrative Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Administrative Agent all such information that is then available to such Pledgor as the Administrative Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Administrative Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)           Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense (i) that no Event of Default has occurred and is continuing and (ii) relating to any statute of limitations.

SECTION 9.5.          No Waiver; Cumulative Remedies.

(a)           No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)           In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with re-

spect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6.          Certain Additional Actions Regarding Intellectual Property.  If any Event of Default shall have occurred and be continuing, upon the written demand of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary to carry out the intent and purposes hereof.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1.        Application of Proceeds.  The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with Section 8.03 of the Credit Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.        Concerning Administrative Agent.

(a)           The Administrative Agent has been appointed as collateral agent pursuant to the Credit Agreement.  The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement.  The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement.  Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement.  The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any ac-

tions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b)           The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c)           The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)           If any item of Pledged Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions of this Agreement shall control unless the other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral expressly states that such document shall control.

(e)           The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 6.18 of the Credit Agreement.  If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Administrative Agent needed to have information relating to such changes.  The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 11.2.        Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact.  If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the

Pledged Collateral, (iii) discharge Liens or (iv) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to), following notice to such Pledgor of such failure to perform and such Pledgor’s failure to remedy such failure within a commercially reasonable time period, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement.  Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.04 of the Credit Agreement.  Neither the provisions of this Section 11.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.  Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, after the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Administrative Agent may deem necessary or reasonably advisable to accomplish the purposes hereof.  Except where prior notice is expressly not required by the terms of this Agreement, the Administrative Agent shall use commercially reasonable efforts to provide notice to the Pledgor prior to taking any action taken in the preceding sentence, provided that failure to deliver such notice shall not limit the Administrative Agent’s right to take such action or the validity of any such action.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3.        Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns.  No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and, in the case of a Secured Party that is a party to a Secured Hedge Agreement or a Secured Cash Management Agreement, such Secured Hedge Agreement or Secured Cash Management Agreement, as applicable.  Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 11.4.        Termination; Release.  The Pledged Collateral and the Secured Obligations of any Pledgor shall be released from the Lien of this Agreement in accordance with the provisions of the Credit Agreement, including, without limitation, Section 9.11(a), (b) or (c) of the Credit Agreement.  Furthermore, when all the Secured Obligations have been paid in full (other than (A) contingent obligations not then due and payable and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Agreement shall terminate.  Upon termination of this Agreement the Pledged Collateral shall be automatically released from the Lien of this Agreement.  Upon the sale or disposition of any Pledged Collateral pursuant to a transaction (including a dividend or distribution) permitted under the Credit Agreement (other than any sale or disposition to another Pledgor), such Pledged Collateral shall be automatically released from the Lien of this Agreement.  Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases, or other documentation as such Pledgor shall reasonably request) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 11.5.        Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6.        Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Borrower set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 11.7.        Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.  Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8.        Severability of Provisions.  Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9.        Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.  Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.10.      Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11.      No Credit for Payment of Taxes or Imposition.  Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 11.12.      No Claims Against Administrative Agent.  Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13.      No Release.  Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith.  Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder.  The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 11.14.      Obligations Absolute.  To the maximum extent allowed under applicable law, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)        any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii)       any lack of validity or enforceability of the Credit Agreement, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other Loan Document or any other agreement or instrument relating thereto;

(iv)      any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)       any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi)      any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor (other than payment in full of the Secured Obligations (other than (A) contingent obligations not then due and payable and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements)).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

WENDY’S INTERNATIONAL, INC., as Pledgor

By:	/s/ Daniel T. Collins
Name: Daniel T. Collins
Title: SVP, Treasurer and Assistant Secretary

[Signature page to Amended and Restated Security Agreement]

OLDEMARK LLC
THE NEW BAKERY CO. OF OHIO, INC.
WENDY'S EURASIA, INC.
WENDY'S GLOBAL, INC.
WENDY'S GLOBAL RESTAURANTS, LLC
WENDY'S GLOBAL SERVICES, INC.
WENDY'S HOLDINGS, LLC
WENDY'S RESTAURANTS OF NEW YORK, LLC
WENDY'S OF DENVER, INC.
WENDY'S OF N.E. FLORIDA, INC.
WENDY'S OLD FASHIONED HAMBURGERS OF
    NEW YORK, INC.
WENDY'S SUPPORT CENTER, LLC,
as Pledgor

By:	/s/ Daniel T. Collins
Name: Daniel T. Collins
Title: Sr. Vice President

[Signature page to Amended and Restated Security Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name: Kelly Weaver
Title: Assistant Vice President

[Signature page to Amended and Restated Security Agreement]

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of May 15, 2012, and amended and restated as of May 16, 2013, made by Wendy’s International, Inc., an Ohio corporation (the “Borrower”), the Guarantors party thereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), (ii) agrees promptly to note on its books the security interests granted to the Administrative Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Administrative Agent with respect to the applicable Securities Collateral (including all Equity Interests issued by the undersigned) without further consent by the applicable Pledgor, (iv) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Administrative Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

[ ],

By:
Name:
Title:

EXHIBIT 2

[Form of]

CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNTS

This Control Agreement Concerning Securities Accounts (this “Control Agreement”), dated as of [                    ], by and among [                         ] (the “Pledgor”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) and [              ] (the “Securities Intermediary”), is delivered pursuant to Section 3.4(c) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of May 15, 2012, and amended and restated as of May 16, 2013, made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of BANK OF AMERICA, N.A., as administrative agent, as pledgee, assignee and secured party.  This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below.  All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

Section 1.          Confirmation of Establishment and Maintenance of Designated Accounts.  The Securities Intermediary hereby confirms and agrees that (i) the Securities Intermediary has established for the Pledgor and maintains the account(s) listed in Schedule I annexed hereto (such account(s), together with each such other securities account maintained by the Pledgor, or an affiliate thereof, with the Securities Intermediary and designated in writing by the Pledgor or such affiliate to be covered by this Control Agreement collectively, the “Designated Accounts” and each a “Designated Account”), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) this Control Agreement is the valid and legally binding obligation of the Securities Intermediary, (iv) the Securities Intermediary is a “securities intermediary” as defined in Article 8-102(a)(14) of the UCC, (v) each of the Designated Accounts is a “securities account” as such term is defined in Section 8-501(a) of the UCC, (vi) all securities or other property underlying any financial assets which are credited to any Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any Designated Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank and (vii) the Securities Intermediary shall not change the name or account number of any of the Designated Accounts without the prior written consent of (A) prior to the delivery of a Notice of Sole Control in accordance with Section 9(i), the Pledgor, (B) subsequent to the delivery of a Notice of Sole Control in accordance with Section 9(i), the Administrative Agent.

Section 2.          “Financial Assets” Election.  All parties hereto agree that each item of Investment Property and all other property held in or credited to any Designated Account (the “Account Property”) shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3.          Entitlement Order.  If at any time the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Administrative Agent and relating to any financial asset maintained in one or more of the Designated Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Pledgor or any other person.  The Securities Intermediary shall also comply with instructions directing the Securities Intermediary with respect to the sale, exchange or transfer of any Account Property held in each Designated Account originated by a Pledgor, or any representative of, or investment manager appointed by, a Pledgor until such time as the Administrative Agent delivers a Notice of Sole Control pursuant to Section 9(i) to the Securities Intermediary.

Section 4.          Subordination of Lien; Waiver of Set-Off.  The Securities Intermediary hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of setoff against, any Designated Account or any Account Property it now has or subsequently obtains shall be subordinate to the security interest of the Administrative Agent in the Designated Accounts and the Account Property therein or credited thereto.  The Securities Intermediary agrees not to exercise any present or future right of recoupment or set-off against any of the Designated Accounts or to assert against any of the Designated Accounts any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Securities Intermediary may at any time have against or in any of the Designated Accounts or any Account Property therein or credited thereto; provided, however, that the Securities Intermediary may set off all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions.

Section 5.          Choice of Law.  Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York.  Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.

Section 6.          Conflict with Other Agreements; Amendments.  As of the Original Closing Date, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Designated Account or any security entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts).  The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Administrative Agent shall have received prior written notice thereof.  The Securities Intermediary and the Pledgor have not and will not enter into any other agreement with respect to (i) creation or perfection of any security interest in or (ii) control of security entitlements maintained in any of the Designated Accounts or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to any Account Property held in or credited to any Designated Account as set forth in Section 3 hereof without the prior written consent of the Administrative Agent acting in its sole discretion.  In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail.  No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7.          Certain Agreements.

(i)           As of the Original Closing Date, the Securities Intermediary has furnished to the Administrative Agent the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the financial assets and cash balances held therein, identifying the financial assets held therein in a manner acceptable to the Administrative Agent.  Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

(ii)           The Securities Intermediary will, upon its receipt of each supplement to the Security Agreement signed by the Pledgor and identifying one or more financial assets as “Pledged Collateral,” enter into its records, including computer records, with respect to each Designated Account a notation with respect to any such financial asset so that such records and reports generated with respect thereto identify such financial asset as “Pledged.”

Section 8.          Notice of Adverse Claims.  Except for the claims and interest of the Administrative Agent and of the Pledgor in the Account Property held in or credited to the Designated Accounts, the Securities Intermediary on the Original Closing Date does not know of any claim to, security interest in, lien on, or encumbrance against, any Designated Account or Account Property held in or credited thereto and does not know of any claim that any person or entity other than the Administrative Agent has been given “control” (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such Account Property.  If the Securi-

ties Intermediary becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the Account Property held in or credited to any Designated Account, the Securities Intermediary shall promptly notify the Administrative Agent and the Pledgor thereof.

Section 9.          Maintenance of Designated Accounts.  In addition to the obligations of the Securities Intermediary in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Accounts as follows:

(i)           Notice of Sole Control.  If at any time the Administrative Agent delivers to the Securities Intermediary a notice instructing the Securities Intermediary to terminate Pledgor’s access to any Designated Account (the “Notice of Sole Control”), the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to such Designated Account solely from the Administrative Agent, and cease taking instructions from Pledgor, including, without limitation, instructions for investment, distribution or transfer of any financial asset maintained in any Designated Account.  Permitting settlement of trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence.  Promptly after such Event of Default shall have ceased to exist in accordance with the terms of the Credit Agreement the Administrative Agent shall, upon written notice from the Pledgor requesting the same, deliver written notice to the Securities Intermediary rescinding the applicable Notice of Sole Control.

(ii)           Voting Rights.  Until such time as the Securities Intermediary receives a Notice of Sole Control, the Pledgor, or an investment manager on behalf of the Pledgor, shall direct the Securities Intermediary with respect to the voting of any financial assets credited to any Designated Account.

(iii)           Statements and Confirmations.  The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account or any financial assets credited thereto simultaneously to each of the Pledgor and the Administrative Agent at the address set forth in Section 11 hereof.  The Securities Intermediary will provide to the Administrative Agent and to the Pledgor, upon the Administrative Agent’s request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the market value of each financial asset maintained in each Designated Account.  The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Administrative Agent.

(iv)           Perfection in Certificated Securities.  The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other Account Property held in or credited to any of the Desig-

nated Accounts, the Securities Intermediary shall retain possession of the same on behalf and for the benefit of the Administrative Agent and such act shall cause the Securities Intermediary to be deemed holding such certificate for the Administrative Agent, if necessary to perfect the Administrative Agent’s security interest in such securities or assets.  The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement, which shall also serve as notice to the Securities Intermediary of a security interest in collateral held on behalf and for the benefit of the Administrative Agent.

Section 10.        Successors; Assignment.  The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

Section 11.        Notices.  Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:               [                                        ]

[Address]
Attention:
Telecopy:
Telephone:

with copy to:

[                                        ]
[Address]
Attention:
Telecopy:
Telephone:

Securities
Intermediary:       [                                        ]
[Address]
Attention:
Telecopy:
Telephone:

Administrative
Agent:                   BANK OF AMERICA, N.A.

[                                        ]
[                                        ]
Attention:
Telecopy:
Telephone:

Any party may change its address for notices in the manner set forth above.

Section 12.        Termination.

(i)           Except as otherwise provided in this Section 12, the obligations of the Securities Intermediary hereunder and this Control Agreement shall continue in effect until the security interests of the Administrative Agent in the Designated Accounts and any and all Account Property held therein or credited thereto have been terminated pursuant to the terms of the Security Agreement and the Administrative Agent has notified the Securities Intermediary of such termination in writing.

(ii)           The Securities Intermediary, acting alone, may terminate this Control Agreement at any time and for any reason by written notice delivered to the Administrative Agent and the Pledgor not less than thirty (30) days prior to the effective termination date.

(iii)           Prior to any termination of this Control Agreement pursuant to this Section 12, the Securities Intermediary hereby agrees that it shall promptly take, at Pledgor’s sole cost and expense, all reasonable actions necessary to facilitate the transfer of any Account Property in or credited to the Designated Accounts as follows: (i) in the case of a termination of this Control Agreement under Section 12(i), to the institution designated in writing by Pledgor; and (ii) in all other cases, to the institution designated in writing by the Administrative Agent.

Section 13.        Fees and Expenses.  The Securities Intermediary agrees to look solely to the Pledgor for payment of any and all fees, costs, charges and expenses incurred or otherwise relating to the Designated Accounts and services provided by the Securities Intermediary hereunder (collectively, the “Account Expenses”), and the Pledgor agrees to pay such Account Expenses to the Securities Intermediary on demand therefor.  The Pledgor acknowledges and agrees that it shall be, and at all times remains, solely liable to the Securities Intermediary for all Account Expenses.

Section 14.        Severability.  If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 15.        Counterparts.  This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart of this Control Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Control Agreement.

[Signature page follows]

[ ], as Pledgor

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[ ], as Securities Intermediary

By:
Name:
Title:

S-1

SCHEDULE I

Designated Account(s)

EXHIBIT 3

[Form of]

CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS

This CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS (this “Control Agreement”), dated as of [                    ], by and among [                         ] (the “Pledgor”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”) and [                         ] (the “Bank”), is delivered pursuant to Section 3.4(b) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of May 15, 2012, and amended and restated as of May 16, 2013, made by the Pledgor and each of the Guarantors listed on the signature pages thereto in favor of BANK OF AMERICA, N.A., as administrative agent, as pledgee, assignee and secured party.  This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below.  All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

Section 1.          Confirmation of Establishment and Maintenance of Designated Accounts.  The Bank hereby confirms and agrees that (i) the Bank has established for the Pledgor and maintains the deposit account(s) listed in Schedule 1 annexed hereto (such account(s), together with each such other deposit account maintained by the Pledgor, or an affiliate thereof, with the Bank and designated in writing by the Pledgor or such affiliate to be covered by this Control Agreement collectively, the “Designated Accounts” and each a “Designated Account”), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) the Bank is a “bank,” as such term is defined in the UCC, (iv) this Control Agreement is the valid and legally binding obligation of the Bank and (v) each Designated Account is a “deposit account” as such term is defined in Article 9 of the UCC.

Section 2.          Control.  The Bank shall comply with instructions originated by the Administrative Agent without further consent of the Pledgor or any person acting or purporting to act for the Pledgor being required, including, without limitation, directing disposition of the funds in each Designated Account.  The Bank shall also comply with instructions directing the disposition of funds in each Designated Account originated by the Pledgor or its authorized representatives until such time as the Administrative Agent delivers a Notice of Sole Control pursuant to Section 8(i) hereof to the Bank.

Section 3.          Subordination of Lien; Waiver of Set-Off.  The Bank hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of setoff against, any Designated Account or any funds therein it now has or subsequently obtains shall be subordinate to the security interest of the Administrative Agent in the Designated Accounts and the funds therein or credited thereto.  The Bank agrees not to exercise any present or future right of recoupment or set-off against any of the Designated Accounts or to assert against any of the Designated Accounts any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Bank may at any time have against or in any of the Designated Accounts or any funds therein; provided, however, that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees, and (ii) the face amount of any checks or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4.          Choice of Law.  Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York.  Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Bank’s jurisdiction and the Designated Account(s) shall be governed by the law of the State of New York.

Section 5.          Conflict with Other Agreements; Amendments.  As of the Original Closing Date, there are no other agreements entered into between the Bank and the Pledgor with respect to any Designated Account or any funds credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts).  The Bank and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Administrative Agent shall have received prior written notice thereof.  The Bank and the Pledgor have not and will not enter into any other agreement with respect to control of the Designated Accounts or purporting to limit or condition the obligation of the Bank to comply with any orders or instructions with respect to any Designated Account as set forth in Section 2 hereof without the prior written consent of the Administrative Agent acting in its sole discretion.  In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail.  No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 6.          Certain Agreements.  As of the Original Closing Date, the Bank has furnished to the Administrative Agent the most recent account statement issued by the Bank with respect to each of the Designated Accounts and the cash balances held therein.  Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

Section 7.          Notice of Adverse Claims.  Except for the claims and interest of the Secured Parties and of the Pledgor in the Designated Accounts, the Bank on the Original Closing Date does not know of any claim to, security interest in, lien on, or encumbrance against, any Designated Account or in any funds credited thereto and does not know of any claim that any person or entity other than the Administrative Agent has been given control (within the meaning of Section 9-104 of the UCC) of any Designated Account or any such funds.  If the Bank becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any funds in any Designated Account, the Bank shall promptly notify the Administrative Agent and the Pledgor thereof.

Section 8.          Maintenance of Designated Accounts.  In addition to the obligations of the Bank in Section 2 hereof, the Bank agrees to maintain the Designated Accounts as follows:

(i)           Notice of Sole Control.  If at any time the Administrative Agent delivers to the Bank a notice instructing the Bank to terminate Pledgor’s access to any Designated Account (the “Notice of Sole Control”), the Bank agrees that, after receipt of such notice, it will take all instruction with respect to such Designated Account solely from the Administrative Agent, and cease taking instructions from the Pledgor, including, without limitation, instructions for distribution or transfer of any funds in any Designated Account.  Promptly after such Event of Default shall have ceased to exist in accordance with the terms of the Credit Agreement the Administrative Agent shall, upon written notice from the Pledgor requesting the same, deliver written notice to the Bank rescinding the applicable Notice of Sole Control.

(ii)           Statements and Confirmations.  The Bank will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account simultaneously to the Pledgor and the Administrative Agent at the address set forth in Section 10 hereof.  The Bank will promptly provide to the Administrative Agent and to the Pledgor, upon request therefor from time to time and, in any event, as of the last business day of each calendar month, a statement of the cash balance in each Designated Account.  The Bank shall not change the name or account number of any Designated Account without the prior written consent of the Administrative Agent.

Section 9.          Successors; Assignment.  The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

Section 10.        Notices.  Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certi-

fied or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:               [                                        ]
[Address]
Attention:
Telecopy:
Telephone:

with copy to:

[                                        ]
[Address]
Attention:
Telecopy:
Telephone:

Bank:                    [                                             ]
[                                             ]
[                                             ]
Attention:
Telecopy:
Telephone:

Collateral
Agent:                   BANK OF AMERICA, N.A.
[                                             ]
[                                             ]
Attention:
Telecopy:
Telephone:

Any party may change its address for notices in the manner set forth above.

Section 11.        Termination.

(i)           Except as otherwise provided in this Section 11, the obligations of the Bank hereunder and this Control Agreement shall continue in effect until the security interests of the Administrative Agent in the Designated Accounts and any and all funds therein have been terminated pursuant to the terms of the Security Agreement and the Administrative Agent has notified the Bank of such termination in writing.

(ii)           The Bank, acting alone, may terminate this Control Agreement at any time and for any reason by written notice delivered to the Administrative Agent and the Pledgor not less than thirty (30) days prior to the effective termination date.

(iii)           Prior to any termination of this Control Agreement pursuant to this Section 11, the Bank hereby agrees that it shall promptly take, at Pledgor’s sole cost and expense, all reasonable actions necessary to facilitate the transfer of any funds in the Designated Accounts as follows: (a) in the case of a termination of this Control Agreement under Section 11(i), to the institution designated in writing by Pledgor; and (b) in all other cases, to the institution designated in writing by the Administrative Agent.

Section 12.        Fees and Expenses.  The Bank agrees to look solely to the Pledgor for payment of any and all fees, costs, charges and expenses incurred or otherwise relating to the Designated Accounts and services provided by the Bank hereunder (collectively, the “Account Expenses”), and the Pledgor agrees to pay such Account Expenses to the Bank on demand therefor.  The Pledgor acknowledges and agrees that it shall be, and at all times remains, solely liable to the Bank for all Account Expenses.

Section 13.        Severability.  If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 14.        Counterparts.  This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart of this Control Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Control Agreement.

[Signature page follows]

[ ]

By:
Name:
Title;

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[ ], as Bank

By:
Name:
Title:

S-1

SCHEDULE 1

Designated Account(s)

EXHIBIT 4

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of [                    ], by [__________] and [___________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

  W i t n e s s e t h:

Whereas, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1.      Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.      Grant of Security Interest in Copyright Collateral.  Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)           Copyrights of such Pledgor listed on Schedule I attached hereto; and

(b)           all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3.      Security Agreement.  The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4.      Termination.  Upon the payment in full of the non-contingent Secured Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5.      Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6.      Governing Law.  This Copyright Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Copyright Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[Signature page follows]

In Witness Whereof, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [PLEDGORS]

By:
Name:
Title:

Accepted and Agreed: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

EXHIBIT 5

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of [                    ], by [________] and [_________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

  W i t n e s s e t h:

Whereas, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1.      Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.      Grant of Security Interest in Patent Collateral.  Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)           Patents of such Pledgor listed on Schedule I attached hereto; and

(b)           all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3.      Security Agreement.  The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security inter-

est in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4.      Termination.  Upon the payment in full of the non-contingent Secured Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5.      Counterparts.  This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6.      Governing Law.  This Patent Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Patent Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

 [Signature page follows]

In Witness Whereof, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [PLEDGORS]

By:
Name:
Title:

Accepted and Agreed: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

EXHIBIT 6
[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of [                    ], by [________] and [________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W i t n e s s e t h:

Whereas, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1.      Defined Terms.  Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.      Grant of Security Interest in Trademark Collateral.  Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)           Trademarks of such Pledgor listed on Schedule I attached hereto;

(b)           all Goodwill associated with such Trademarks; and

(c)           all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3.      Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security inter-

est in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4.      Termination.  Upon the payment in full of the non-contingent Secured Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5.      Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6.      Governing Law.  This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[Signature page follows]

In Witness Whereof, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [PLEDGORS]

By:
Name:
Title:

Accepted and Agreed: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

SCHEDULE 1

Excluded Property – Notes

1.	Promissory Note, dated December 22, 2011, issued by Wendy’s Restaurants of Canada Inc. in favor of the Borrower in the principal amount of Canadian Dollar $2,746,000.

2.	Promissory Note, dated December 29, 2011, issued by Wendy’s Restaurants of Canada Inc. in favor of Wendy’s Global Restaurants, LLC in the principal amount of Canadian Dollar $97,254,000.

3.
Amended and Restated Promissory Note, dated December 30, 2011, issued by Officeware B.V. (now known as Wendy’s Netherlands B.V.) in favor of  Wendy’s Global Restaurants, LLC in the principal amount of EUR 149,666,385.

4.
Promissory Note, dated December 30, 2011, issued by Officeware B.V. (now known as Wendy’s Netherlands B.V.) in favor of Wendy’s Global Restaurants, LLC in the principal amount of Canadian Dollar $100,000,000.

SCHEDULE 4.2
Exclusions to Perfection

No Pledgor makes any representation as to the validity, perfection or priority of any security interest under any law other than the laws of the United States of America with respect to any franchise agreements or license agreements which are subject to any law other than the laws of the United States of America as it relates to the validity, perfection or priority of any security interest.